Exhibit (a)(1)(E)

Letter to Clients with respect to

Offer to Purchase

All Outstanding Shares of Common Stock

of

National Holdings Corporation

At

$3.25 Per Share, Net in Cash,

Pursuant to the Offer to Purchase dated August 12, 2016

by

FBIO Acquisition, Inc.,

a wholly-owned subsidiary of

Fortress Biotech, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF FRIDAY, SEPTEMBER 9, 2016, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY THE OFFERORS.

August 12, 2016

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated August 12, 2016 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), relating to the offer by Fortress Biotech, Inc., a Delaware corporation (“Parent”), and FBIO Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition Sub” and, together with Parent, the “Offerors”), to purchase all outstanding shares of common stock, par value $0.02 per share (“Shares”), of National Holdings Corporation, a Delaware corporation (the “Company”), at a price of $3.25 per Share, net to the seller in cash (less any required withholding taxes and without interest) (the “Offer Price”) upon the terms and subject to the conditions set forth in the Offer.

Also enclosed is a letter to stockholders of the Company from the Chairman of the Board of the Company, accompanied by the Company’s Solicitation/Recommendation Statement on Schedule 14D-9.

We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account pursuant to the Offer.

Your attention is directed to the following:

1. The offer price is $3.25 per Share net in cash upon the terms and subject to the conditions of the Offer.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of April 27, 2016, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of August 12, 2016 (together with any amendments or supplements thereto, the “Merger Agreement”), among Parent, Acquisition Sub and the Company, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, including the Merger Condition (as defined in the Offer to Purchase) Acquisition Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).

4. After careful consideration, the Company’s board of directors (the “Company Board”) based upon the unanimous recommendation of independent review committees of the Company Board, unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby are in the best interests of the Company and its stockholders, and declared it advisable to enter into the Merger Agreement; (b) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Offer and, if applicable, the Merger upon the terms and subject to the conditions set forth in the Merger Agreement (such approval having been made in accordance with the Delaware General Corporation Law (“DGCL”)); (c) resolved to remain neutral and make no recommendation to the holders of Shares as to whether to accept the Offer and tender their Shares pursuant to the Offer; (d) elected that the Merger contemplated by the Merger Agreement, if any, be expressly governed by Section 251(h) of the DGCL; (e) approved the Offer, the Merger, the Merger Agreement, the Stockholder Rights Agreement (as defined in the Offer to Purchase), the Support Agreement (as defined in the Offer to Purchase), the Voting Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby for purposes of and in accordance with Section 203 of the DGCL; and (f) adopted certain other resolutions necessary and appropriate to effect such transactions. As soon as practicable following the consummation of the Offer and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, including the Merger Condition, Parent, Acquisition Sub and the Company will cause the Merger to become effective without a meeting of the stockholders of the Company to adopt the Merger Agreement in accordance with Section 251(h) of the DGCL.

5. The Offer is not subject to any financing condition or any condition regarding any minimum number of Shares being validly tendered in the Offer. The Offer is, however, subject to the satisfaction of other conditions described in the Offer to Purchase. See Section 13 of the Offer to Purchase.

6. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of Friday, September 9, 2016.

7. Any transfer taxes applicable to Acquisition Sub pursuant to the Offer will be paid by Acquisition Sub, subject to Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the attached instruction form. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration time of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the attached instruction form.

Payment for Shares will be in all cases made only after such Shares are accepted by Acquisition Sub for payment pursuant to the Offer and the timely receipt by Computershare Trust Company, N.A. (the “Depositary”), of (a) certificates for such Shares or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to such Shares are actually received by the Depositary. Under no circumstances will interest be paid on the Offer Price for Shares, regardless of any extension of the Offer or any delay in payment for Shares.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Acquisition Sub and Parent by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Acquisition Sub.

Instructions with Respect to the Offer to Purchase All Outstanding Shares of Common Stock of

National Holdings Corporation

At $3.25 Per Share, Net in Cash,

Pursuant to the Offer to Purchase dated August 12, 2016

by

FBIO Acquisition, Inc.,

a wholly-owned subsidiary of

Fortress Biotech, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF FRIDAY, SEPTEMBER 9, 2016, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY THE OFFERORS.

The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase, dated August 12, 2016 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), in connection with the offer by Fortress Biotech, Inc., a Delaware corporation (“Parent”), and FBIO Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition Sub” and, together with Parent, the “Offerors”), to purchase all of the outstanding shares of common stock, par value $0.02 per share (“Shares”), of National Holdings Corporation, a Delaware corporation (the “Company”), at a price of $3.25 per Share, net to the seller in cash (less any required withholding taxes and without interest) upon the terms and subject to the conditions set forth in the Offer.

The undersigned hereby instruct(s) you to tender the number of Shares indicated on the reverse (or if no number is indicated on the reverse, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to Computershare Trust Company, N.A., the Depositary for the Offer, will be determined by Acquisition Sub (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:

Number of Shares to be Tendered:	Shares*

Account Number:	Signature(s):

Capacity**

Dated:

Please Type or Print Name(s) above

Please Type or Print Name(s) above

Area Code and Telephone Number(s)

Taxpayer Identification or Social Security Number(s)

*	Unless otherwise indicated, you are deemed to have instructed us to tender all Shares held by us for your account.
**	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

Please return this form to the brokerage firm or other nominee maintaining your account.